     As filed with the Securities and Exchange Commission on June 14, 1999

                                     Registration No. 333-
     ----------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             Tractor Supply Company
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                              13-3139732
-------------------------------                            -------------------
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                            Identification No.)

320 Plus Park Boulevard, Nashville, Tennessee                      37217
---------------------------------------------                   ----------
(Address of Principal Executive Offices)                        (Zip Code)

                             1994 Stock Option Plan
                            ------------------------
                            (Full Title of the Plan)

                             Joseph H. Scarlett, Jr.
                              Chairman of the Board
                           and Chief Executive Officer
                             Tractor Supply Company
                             320 Plus Park Boulevard
                           Nashville, Tennessee 37217
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (615) 366-4600
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                              Edward M. Kane, Esq.
                             Richards & O'Neil, LLP
                                 43 Arch Street
                          Greenwich, Connecticut 06830
                                 (203) 869-6222
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
                                                  Proposed                Proposed
Title of                                          Maximum                 Maximum
Securities               Amount                   Offering                Aggregate                Amount of
to be                    to be                    Price                   Offering                 Registra-
Registered               Registered(1)            Per Share(2)            Price(2)                 tion Fee
----------               -------------            ------------            --------                 --------
common stock,            1,000,000 shares         $27.71875               $23,517,831             $6,537.96
par value
$.008 per share
-----------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such additional indeterminate number of shares as may be issuable as a result of any stock dividend, stock split, reorganization or other similar transaction.

(2) The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee, has been computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and (i) in the case of shares of common stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and
         (ii) in the case of shares of common stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low prices of Tractor Supply Company's common stock, on June 11, 1999, as reported by the Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  The documents containing the information specified in Part I of this registration statement will be sent or given to employees or to non-employee directors as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

ITEM 2.           REGISTRANT INFORMATION AND
                  EMPLOYEE PLAN ANNUAL INFORMATION.

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in this Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Tractor Supply Company 1994 Stock Option Plan are available without charge by contacting:

                             Tractor Supply Company
                               320 Plus Park Blvd.
                           Nashville, Tennessee 37217
                                 (615) 366-4600
                         Attention: Corporate Secretary

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents have been previously filed by Tractor Supply Company (the "Company") with the Securities and Exchange Commission and are incorporated in this registration statement by reference:

                  a. The Company's annual report on Form 10-K for the fiscal year ended December 26, 1998.

                  b. The Company's quarterly report on Form 10-Q for the quarter ended March 27, 1999.

                  c. The description of the Company's Common Stock contained in its registration statement on Form 8-A, filed with the Commission on January 31, 1994, as amended by the Form 8-A/A of the Company, filed with the Commission on February 14, 1994, and any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement indicating that all securities offered have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The validity of the shares of common stock issuable upon exercise of options granted under the Tractor Supply Company 1994 Stock Option Plan has been passed upon for the Company by Richards & O'Neil, LLP. Gerard E. Jones, a partner of Richards & O'Neil, LLP, is a director and stockholder of the Company. Mr. Jones also holds options granted under the 1994 Stock Option Plan which he received for his services as a director.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liabilities for certain of their acts. Article VI of the Amended and Restated By-Laws of the Company provides for indemnification of directors and officers of the Company to the extent permitted by Section 145 of the DGCL. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. Article Seventh of the Restated Certificate of Incorporation of the Company eliminates the liability of directors except to the extent that such liability arises (i) from a breach of the director's duty of loyalty to the Company or its stockholders, (ii) as a result of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit. The foregoing statements are subject to the detailed provisions of Section 102(b)(7) of the DGCL, Article Seventh of the Restated Certificate of Incorporation of the Company and Article VI of the Amended and Restated By-Laws of the Company, as applicable.

                  The Company maintains directors' and officers' liability insurance which insures against certain liabilities that directors and officers of the Company may incur in such capacities.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.           EXHIBITS.

                  The following exhibits are filed (except where otherwise indicated) as part of this registration statement:

Exhibit No.          Description
-----------          -----------
    4.1              Restated Certificate of Incorporation, as amended, of the
                     Company, filed with the Delaware Secretary of State on
                     February 14, 1994 (filed as Exhibit 3.1 to the Company's
                     Quarterly Report on Form 10-Q, filed with the Commission on
                     August 8, 1997, Commission File No. 000-23314, and
                     incorporated herein by reference).

    4.2              Certificate of Amendment of the Restated Certificate of
                     Incorporation, as amended, of the Company, filed with the Delaware Secretary of State on April 28, 1995 (filed as
                     Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q, filed with the Commission on August 8, 1997, Commission
                     File No. 000-23314, and incorporated herein by reference).

    4.3              Certificate of Amendment of the Restated Certificate of
                     Incorporation, as amended, of the Company, filed with the Delaware Secretary of State on May 13, 1997 (filed as
                     Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q, filed with the Commission of August 8, 1997, Commission
                     File No. 000-23314, and incorporated herein by reference).

    4.4              Amended and Restated By-Laws of the Company (filed as
                     Exhibit 3.7 to the Company's registration statement on Form
                     S-1, Registration No. 33-73028, filed with the Commission on December 17, 1993, and incorporated herein by reference).

    4.5              Tractor Supply Company 1994 Stock Option Plan (filed as
                     Exhibit 10.28 to the Company's registration statement on Form S-1, Registration No. 33- 73028, filed with the
                     Commission on December 17, 1993, and incorporated herein by reference).

    4.6              Amendment to the Tractor Supply Company 1994 Stock Option
                     Plan (filed as Exhibit 10.25 to the Company's Quarterly
                     Report on Form 10-Q, filed with the Commission on August 8,
                     1997, Commission File No. 000-23314, and incorporated herein by reference).

    5 Opinion of Richards & O'Neil, LLP as to the legality of the securities being registered.

   23.1 Consent of PricewaterhouseCoopers LLP to the incorporation by reference in this registration statement of their report on the financial statements included in the Company's annual report on Form 10-K for the fiscal year ended
                     December 26, 1998.

   23.2 Consent of Richards & O'Neil, LLP (included in the opinion filed as Exhibit 5).

   24.1              Power of Attorney, dated June 14, 1999, of Joseph H.
                     Scarlett, Jr.

   24.2              Power of Attorney, dated June 14, 1999, of Thomas O.
                     Flood.

   24.3              Power of Attorney, dated June 14, 1999, of Joseph D.
                     Maxwell.

   24.4              Power of Attorney, dated June 14, 1999, of Joseph M.
                     Rodgers.

   24.5              Power of Attorney, dated June 14, 1999, of S.P. Braud.

   24.6              Power of Attorney, dated June 14, 1999, of Gerard E.
                     Jones.

ITEM 9.           UNDERTAKINGS.

                  (a)  The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                       sales are being made, a post-effective amendment to this registration statement:

                               (i) To include any prospectus required by Section
                            10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 14th day of June, 1999.


                                             TRACTOR SUPPLY COMPANY

                                             By: /s/ Joseph H. Scarlett, Jr. *
                                                 ---------------------------
                                                   Joseph H. Scarlett, Jr.
                                                   Chairman of the Board and
                                                      Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                       Date
---------                                      -----                                       ----
/s/ Joseph H. Scarlett, Jr. *                  Chairman of the Board,                      June 14, 1999
--------------------------------               President, Chief Executive
Joseph H. Scarlett, Jr.                        Officer and Director (Principal
                                               Executive Officer)


/s/ Thomas O. Flood *                          Senior Vice President --                    June 14, 1999
------------------------------                 Administration and Finance,
Thomas O. Flood                                Chief Financial Officer and
                                               Director (Principal Financial
                                               Officer and Principal
                                               Accounting Officer)


/s/ Joseph D. Maxwell*                         Director                                    June 14, 1999
------------------------------
Joseph D. Maxwell

/s/ Joseph M. Rodgers*                         Director                                    June 14, 1999
------------------------------
Joseph M. Rodgers

/s/ S.P. Braud*                                Director                                    June 14, 1999
------------------------------
S.P. Braud

Signature                                      Title                                       Date
---------                                      -----                                       ----
/s/ Gerard E. Jones*                           Director                                    June 14, 1999
------------------------------
Gerard E. Jones

------------------------------------

*  By:    /s/ Michael J. Kincaid
          --------------------------
          Michael J. Kincaid
          Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit No.          Description
-----------          -----------
    4.1              Restated Certificate of Incorporation, as amended, of the
                     Company, filed with the Delaware Secretary of State on
                     February 14, 1994 (filed as Exhibit 3.1 to the Company's
                     Quarterly Report on Form 10-Q, filed with the Commission on
                     August 8, 1997, Commission File No. 000-23314, and
                     incorporated herein by reference).

    4.2              Certificate of Amendment of the Restated Certificate of
                     Incorporation, as amended, of the Company, filed with the Delaware Secretary of State on April 28, 1995 (filed as
                     Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q, filed with the Commission on August 8, 1997, Commission
                     File No. 000-23314, and incorporated herein by reference).

    4.3              Certificate of Amendment of the Restated Certificate of
                     Incorporation, as amended, of the Company, filed with the Delaware Secretary of State on May 13, 1997 (filed as
                     Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q, filed with the Commission of August 8, 1997, Commission
                     File No. 000-23314, and incorporated herein by reference).

    4.4              Amended and Restated By-Laws of the Company (filed as
                     Exhibit 3.7 to the Company's registration statement on Form
                     S-1, Registration No. 33-73028, filed with the Commission on December 17, 1993, and incorporated herein by reference).

    4.5              Tractor Supply Company 1994 Stock Option Plan (filed as
                     Exhibit 10.28 to the Company's registration statement on Form S-1, Registration No. 33- 73028, filed with the
                     Commission on December 17, 1993, and incorporated herein by reference).

    4.6              Amendment to the Tractor Supply Company 1994 Stock Option
                     Plan (filed as Exhibit 10.25 to the Company's Quarterly
                     Report on Form 10-Q, filed with the Commission on August 8,
                     1997, Commission File No. 000-23314, and incorporated herein by reference).

    5 Opinion of Richards & O'Neil, LLP as to the legality of the securities being registered.

   23.1 Consent of PricewaterhouseCoopers LLP to the incorporation by reference in this registration statement of their report on the financial statements included in the Company's annual report on Form 10-K for the fiscal year ended December 26, 1998.

   23.2 Consent of Richards & O'Neil, LLP (included in the opinion filed as Exhibit 5).

   24.1              Power of Attorney, dated June 14, 1999, of Joseph H.
                     Scarlett, Jr.

   24.2              Power of Attorney, dated June 14, 1999, of Thomas O.
                     Flood.

   24.3              Power of Attorney, dated June 14, 1999, of Joseph D.
                     Maxwell.

   24.4              Power of Attorney, dated June 14, 1999, of Joseph M.
                     Rodgers.

   24.5              Power of Attorney, dated June 14, 1999, of S.P. Braud.

   24.6              Power of Attorney, dated June 14, 1999, of Gerard E.
                     Jones.